Exhibit 99.1

Introduction

The unaudited pro forma consolidated statements of income and balance sheet (pro forma financial statements) are derived from the historical consolidated financial statements of NextEra Energy Partners, LP (NEP) and NextEra Energy Canada Partners Holdings, ULC and subsidiaries (Canadian Holdings) to illustrate the potential effect of the June 29, 2018 sale by a subsidiary of NEP of Canadian Holdings. The pro forma financial statements are based on, and should be read in conjunction with, the consolidated financial statements of NEP included in NEP's Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission (SEC). The pro forma financial statements are also based on, and should be read in conjunction with, the condensed consolidated financial statements of NEP included in NEP's Quarterly Report on Form 10-Q for the three months ended March 31, 2018 filed with the SEC.

The historical consolidated financial statements have been adjusted in the pro forma consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the sale of Canadian Holdings, (2) factually supportable and (3) with respect to the pro forma statements of income, expected to have a continuing impact on the consolidated results. The pro forma financial statements have been derived by the application of pro forma adjustments to the historical consolidated financial statements of NEP. The pro forma consolidated statements of income for the year ended December 31, 2017 and for the three months ended March 31, 2018 give effect to the sale of Canadian Holdings as if it had occurred on January 1, 2017. The unaudited pro forma consolidated balance sheet as of March 31, 2018 gives effect to the sale of Canadian Holdings as if it had occurred on March 31, 2018.

The pro forma financial statements have been presented for informational purposes only and are not necessarily indicative of what the results of operations and financial position would have been had the sale of Canadian Holdings been completed on the dates indicated.

NEXTERA ENERGY PARTNERS, LP UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME (millions, except per unit amounts)

	Three months ended March 31, 2018
	NEP Historical	Pro Forma Adjustments		NEP Pro Forma
OPERATING REVENUES
Renewable energy sales	$156	$(46)	(a)	$110
Texas pipelines service revenues	56	—		56
Total operating revenues	212	(46)		166
OPERATING EXPENSES
Operations and maintenance	64	(4)	(a)	60
Depreciation and amortization	53	(5)	(a)	48
Taxes other than income taxes and other	5	—		5
Total operating expenses	122	(9)		113
OPERATING INCOME	90	(37)		53
OTHER INCOME (DEDUCTIONS)
Interest expense	(103)	8	(a)	(95)
Equity in earnings of equity method investee	3	—		3
Equity in earnings of non-economic ownership interests	6	—		6
Other - net	2	—		2
Total other income (deductions) - net	(92)	8		(84)
LOSS BEFORE INCOME TAXES	(2)	(29)		(31)
INCOME TAXES	19	(5)	(b)	14
NET LOSS	(21)	(24)		(45)
Net income attributable to preferred distributions	(6)	—		(6)
Net loss attributable to noncontrolling interests	100	15	(c)	115
NET INCOME ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP	$73	$(9)		$64

Weighted average number of common units outstanding - basic	54.3	—		54.3
Weighted average number of common units outstanding - assuming dilution	74.0	—		74.0
Earnings per common unit attributable to NextEra Energy Partners, LP - basic	$1.35	$(0.17)		$1.18
Earnings per common unit attributable to NextEra Energy Partners, LP - assuming dilution	$1.21	$(0.15)		$1.06

NEXTERA ENERGY PARTNERS, LP UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME (millions, except per unit amounts)

	Year ended December 31, 2017
	NEP Historical	Pro Forma Adjustments		NEP Pro Forma
OPERATING REVENUES
Renewable energy sales	$613	$(142)	(a)	$471
Texas pipelines service revenues	194	—		194
Total operating revenues	807	(142)		665
OPERATING EXPENSES
Operations and maintenance	253	(16)	(a)	237
Depreciation and amortization	226	(31)	(a)	195
Taxes other than income taxes and other	21	—		21
Total operating expenses	500	(47)		453
OPERATING INCOME	307	(95)		212
OTHER INCOME (DEDUCTIONS)
Interest expense	(199)	30	(a)	(169)
Benefits associated with differential membership interests - net	119	—		119
Equity in earnings of equity method investee	40	—		40
Equity in earnings of non-economic ownership interests	11	—		11
Other - net	(2)	—		(2)
Total other income (deductions) - net	(31)	30		(1)
INCOME BEFORE INCOME TAXES	276	(65)		211
INCOME TAXES	167	(26)	(b)	141
NET INCOME	109	(39)		70
Net income attributable to preferred distributions	(3)	—		(3)
Net income attributable to noncontrolling interests	(171)	32	(c)	(139)
NET LOSS ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP	$(65)	$(7)		$(72)

Weighted average number of common units outstanding - basic and assuming dilution	54.2	—		54.2
Loss per common unit attributable to NextEra Energy Partners, LP - basic and assuming dilution	$(1.20)	$(0.13)		$(1.33)

NEXTERA ENERGY PARTNERS, LP UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET (millions)

	As of March 31, 2018
	NEP Historical	Pro Forma Adjustments		NEP Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$164	$519	(d)	$683
Accounts receivable	72	—		72
Due from related parties	91	—		91
Restricted cash	12	—		12
Assets held for sale	913	(913)	(e)	—
Other current assets	38	—		38
Total current assets	1,290	(394)		896
Non-current assets:
Property, plant and equipment - net	5,239	(26)	(e)	5,213
Deferred income taxes	152	(30)	(b)	122
Intangible assets – customer relationships - net	657	—		657
Goodwill	628	(52)	(e)	576
Investment in equity method investee	215	—		215
Investments in non-economic ownership interests	11	—		11
Other non-current assets	94	—		94
Total non-current assets	6,996	(108)		6,888
TOTAL ASSETS	$8,286	$(502)		$7,784
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$10	$—		$10
Short-term debt	—	—		—
Due to related parties	39	—		39
Current maturities of long-term debt	62	—		62
Acquisition holdback	—	—		—
Accrued interest	13	—		13
Derivatives	4	—		4
Liabilities associated with assets held for sale	824	(824)	(e)	—
Other current liabilities	40	12	(f)	52
Total current liabilities	992	(812)		180
Non-current liabilities:
Long-term debt	3,518	—		3,518
Deferred income taxes	5	—		5
Asset retirement obligation	68	—		68
Non-current due to related party	22	—		22
Other non-current liabilities	116	—		116
Total non-current liabilities	3,729	—		3,729
TOTAL LIABILITIES	4,721	(812)		3,909
COMMITMENTS AND CONTINGENCIES
EQUITY
Preferred units (14.0 units issued and outstanding)	548	—		548
Common units (54.3 units issued and outstanding)	1,699	90	(g)	1,789
Accumulated other comprehensive income	1	1	(e)	2
Noncontrolling interests	1,317	219	(g)	1,536
TOTAL EQUITY	3,565	310		3,875
TOTAL LIABILITIES AND EQUITY	$8,286	$(502)		$7,784

Notes to Pro Forma Financial Statements

Pro Forma Adjustments and Assumptions

The adjustments are based on currently available information and certain estimates and assumptions, and therefore the actual effects of these transactions will differ from the pro forma adjustments. A general description of these transactions and adjustments is provided as follows:

(a)	Reflects the removal of operating revenues, operating expenses and interest expense associated with the activities of Canadian Holdings.

(b)	Reflects the removal of income taxes associated with Canadian Holdings including NEP's US taxes related to Canadian Holdings, net of US tax benefit.

(c)	Reflects adjustments to net income attributable to noncontrolling interest based on the allocation of the pro forma adjustments.

(d)
Reflects estimated cash consideration from the sale of Canadian Holdings including working capital adjustments, net of approximately $59 million of cash at Canadian Holdings, based on balances as of March 31, 2018.

(e)	Reflects the removal of assets, liabilities and accumulated other comprehensive losses associated with Canadian Holdings.

(f)	Reflects the estimated indemnity payment to the purchaser for expected future adjusted cost basis Canadian taxes.

(g)	Primarily reflects the estimated after-tax gain of approximately $311 million that would have been recorded if the sale of Canadian Holdings closed on March 31, 2018.